EXHIBIT 4





                              STOCKHOLDER AGREEMENT

              STOCKHOLDER AGREEMENT, dated as of October 25, 1995, by and among Peoples Heritage Financial Group, Inc. (the
         "Acquiror"), a Maine corporation, and certain stockholders of Bank of New Hampshire Corporation (the "Company"), a New
         Hampshire corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

              WHEREAS, the Acquiror, First Coastal Banks, Inc. (the "Acquiror Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Acquiror Sub with and into the Company (the "Merger"); and

              WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacities as stockholders of the Company;

              NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

              1. OWNERSHIP OF COMPANY COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, no par value and stated value of $2.50 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

              2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                   (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

                   (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock;





                   (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company); and

                   (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

              Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

              3. SUCCESSORS AND ASSIGNS. Subject to Section 5.13 of the Agreement and the terms of the agreement with affiliates of the Company referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

              4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

              5. NOTICES. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.







              6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Maine without giving effect to the principles of conflicts of laws thereof.

              7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

              8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender wherever appropriate.

              IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                  PEOPLES HERITAGE FINANCIAL
                                   GROUP, INC.





                                  By:  /s/ William J. Ryan
                                       _______________________________
                                       Name:  William J. Ryan
                                       Title:  Chairman, President and
                                                Chief Executive Officer

                                  COMPANY STOCKHOLDERS:



                                  /s/ Sidney Thurber Cox
                                  ____________________________________
                                  Sidney Thurber Cox



                                  /s/ Constance T. Prudden
                                  ____________________________________
                                  Constance T. Prudden



                                  /s/ Davis P. Thurber
                                  ____________________________________
                                  Davis P. Thurber








                                    SCHEDULE I


                                               Number of Shares of
                                               Company Common Stock
              Name of Stockholder               Beneficially Owned

         Sidney Thurber Cox                          173,680

         Constance T. Prudden                        100,037

         Davis P. Thurber                            167,451











































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